UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 3, 2004

Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 28th Street, Boulder, Colorado	80301

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	720-564-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into an Amendment of a Material Definitive Agreement

On December 3, 2004, we and Pharmion GmbH, one of our subsidiaries, entered into an amendment to a Product Supply Agreement among us, Pharmion GmbH and an indirect wholly-owned subsidiary of Celgene Corporation, Celgene UK Manufacturing II, Limited. The amendment provides for a one-time payment of $77 million by us to Celgene UK in return for a reduction in our purchase price for purchases of thalidomide from Celgene UK. At the same time, we and Celgene entered into agreements that (i) extend, from 2005 to 2007, our existing thalidomide research and development agreement and provides for aggregate payments of $8 million by us to Celgene over the next three years to support such ongoing thalidomide development activities; and (ii) amends our Thalomid® License Agreement to provide us with additional territories and eliminate certain termination rights of Celgene relating to obtaining marketing approval in Europe, for an aggregate payment of $3 million. A copy of the joint press release issued by the parties on December 3, 2004 relating to these amendments is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits:

99.1 — Press Release dated December 3, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION
Date: December 9, 2004	By:	/s/ Erle T. Mast
Erle T. Mast
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 3, 2004.

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